UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2001

ZAMBA CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware	41-1636021
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

0-22718
(Commission File No.)

3033 Excelsior Blvd, Suite 200, Minneapolis, Minnesota  55416
(Address of Principal Executive Offices, including Zip Code)

Registrant's Telephone Number, Including Area Code: (952) 832-9800

ITEM 5.       OTHER EVENTS.

On May 22, 2001, Zamba Corporation issued a press release announcing a reduction in the number of personnel and stating that revenues and earnings for the second fiscal quarter would be lower than previously expected.  In a conference call following the press release, Zamba also announced that it had implemented a five percent (5%) salary reduction for all employees with annualized salaries greater than $50,000, and that its Chairman, Paul Edelhertz, will be transitioning to a more traditional Chairman’s role and therefore would be leaving the company’s payroll.  Further, the company announced that NextNet Wireless, Inc., a private entity in which Zamba holds approximately one-third of the capital equity, had signed its first customer.  Finally, Zamba projected that its third quarter revenue would be approximately $10,000,000.  The full text of the press release is attached as Exhibit 99 to this Current Report on Form 8-K.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a) Financial Statements

          None.

(b) Pro forma Financial Statements

          None.

(c) Exhibits

Exhibit No.	Document
99	Press Release dated May 22, 2001

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZAMBA CORPORATION

	By:	/s/ Ian L. Nemerov
Ian L. Nemerov
Secretary and General Counsel

Dated: May 23, 2001

EXHIBIT INDEX

Exhibit No.	Document
99	Press Release dated May 22, 2001